Exhibit 99.1
CONTACTS

News media:	Investors and analysts:
Megen Morris	Ellen J. Roberts
Public Relations	Investor Relations
(302) 651-1462	(302) 651-8069
mmorris@wilmingtontrust.com	eroberts@wilmingtontrust.com
Wilmington Trust Stockholders Approve Merger
Wilmington, Del., March 22, 2011 — Wilmington Trust Corporation (NYSE: WL) announced that holders of the company’s common stock have voted to approve and adopt the merger agreement providing for the acquisition of Wilmington Trust by M&T Bank Corporation.
At a special meeting held earlier today, the merger agreement was approved by more than 93% of the shares voted, which constituted approximately 75% of the total number of shares outstanding as of the record date for the special meeting.
Under the terms of the merger agreement and subject to customary closing conditions, including the receipt of certain regulatory approvals, Wilmington Trust’s stockholders will be entitled to receive 0.051372 of a share of M&T common stock for each share of Wilmington Trust common stock.
About Wilmington Trust
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory Services for high-net-worth clients in 33 countries, and Corporate Client Services for institutional clients in 90 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam.

Forward looking information
This news release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving Wilmington Trust’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.
In addition to factors previously disclosed in our filings with the U.S. Securities and Exchange Commission (SEC) and those identified elsewhere in this presentation, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Wilmington Trust shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the M&T and Wilmington Trust businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the effect, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Annualized, pro forma, projected, and estimated numbers are used for illustrative purpose only; are not forecasts; and may not reflect actual results.
# # #